                               AMENDMENT NO. 2 TO

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

|X|  Preliminary Proxy Statement    [ ]  Confidential, for Use of the
Commission
                                         Only (as permitted by Rule
14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12.

                          CHEQUEMATE INTERNATIONAL INC.
                 Name of Registrant as Specified in its Charter


       Name of Person(s) Filing Proxy Statement, if Other than Registrant

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


       -------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:


       -------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       -------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:


       -------------------------------------------------------------------------

      (5)   Total fee paid:


       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

                          CHEQUEMATE INTERNATIONAL INC.
                              124 POINT WEST BLVD.
                              ST. CHARLES, MO 63301

                            ------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 7, 2001
                            ------------------------

To the Stockholders of CHEQUEMATE INTERNATIONAL INC.:

NOTICE IS HEREBY GIVEN that the Board of Directors of Chequemate International Inc., a Utah corporation (the "Company"), is calling a Special Meeting ("Meeting") of the shareholders of the Company ("Shareholders") at 9:30 a.m. on June 7, 2001 at the Holiday Inn Select St. Peters, 4221 South Outer Road, St. Peters, MO. At the Meeting, the Shareholders will consider two proposals (the "Proposals"). The First Proposal is for the Company to issue a 51% percent equity interest in the common stock of the Company ("Issuance") to up to approximately one hundred new investors ("New Investors") in consideration for $3.5 million. The New Investors are not U.S. persons. The Issuance will be conducted by a private placement under Regulation S of the Securities Act of 1933, as amended. The Issuance will result in a change of ownership and a change of control in the Company. The Second Proposal is for the Shareholders to ratify and approve the settlement with and the issuance of shares to the shareholders of VisionComm, Inc., a closely-held Delaware corporation.

The Board of Directors has fixed the close of business on May 10, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting, in person or by proxy. This Proxy Statement will be mailed to the Company's shareholders on or about May 15, 2001. Each of the Proposals requires the approval of a majority of the votes cast at the Meeting in person or by proxy. Please complete, date, sign and return the enclosed consent card to the Company by June 6, 2001, 5:00 p.m. EST ("Return Deadline"). A return envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage.


By order of the Board of Directors,

/S/ CHANDOS MAHON
-----------------------
CEO and President
May 15, 2001

                          CHEQUEMATE INTERNATIONAL INC.
                                 PROXY STATEMENT

THIS PROXY STATEMENT INCLUDES PROJECTIONS AND OTHER FORWARD-LOOKING INFORMATION ("FORWARD-LOOKING STATEMENTS"). THE FORWARD-LOOKING STATEMENTS ARE BASED ON ASSUMPTIONS AS TO FUTURE EVENTS THAT ARE INHERENTLY UNCERTAIN AND SUBJECTIVE. WORDS SUCH AS "EXPECTS," "INTENDS," "ANTICIPATES," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," OR VARIATIONS OR SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES FOR FUTURE PERFORMANCE AND INVOLVE CERTAIN RISKS, UNCERTAINTIES, AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL OUTCOMES AND RESULTS MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECASTED IN SUCH FORWARD-LOOKING STATEMENTS. WE MAKE NO REPRESENTATION OR WARRANTY AS TO WHETHER WE WILL ATTAIN THE RESULTS PROJECTED. THE PROJECTIONS OF OUR FUTURE PERFORMANCE ARE BASED ON UNCERTAIN ASSUMPTIONS, AND THE ACTUAL RESULTS MAY MATERIALLY AND ADVERSELY VARY FROM THE RESULTS PROJECTED. YOU SHOULD CONDUCT YOUR OWN INVESTIGATION OF THE COMPANY TO DETERMINE THE MERITS AND RISKS OF THE MATTERS ADDRESSED IN THIS PROXY STATEMENT.

THE CONTENTS OF THIS PROXY STATEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM OR WITH US OR ANY PROFESSIONAL ASSOCIATED WITH THIS PROXY STATEMENT IS NOT LEGAL OR PROFESSIONAL TAX ADVICE. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND OTHER MATTERS RELATING TO THIS PROXY STATEMENT.

GENERAL INFORMATION
Chequemate International Inc. ("Company," "Chequemate," "we") is furnishing this proxy statement ("Proxy Statement") to the shareholders ("Shareholders", "you") of the Company in connection with a Special Meeting of the Shareholders at 9:30 a.m. on June 7, 2001 at the Holdiay Inn Select St. Peters, South Outer Road, St. Peters, MO. At the Meeting, the Shareholders will consider two proposals (the "Proposals"). The First Proposal is for the Company to issue a 51% percent equity interest in the common stock ("Shares")of the Company ("Issuance") to up to approximately one hundred new investors ("New Investors") in return for $3.5 million. The New Investors are not U.S. persons. We will issue the Shares to the New Investors through a private placement under Regulation S of the Securities Act of 1933, as amended. The Issuance will result in a change of ownership and a change of control in the Company. The Second Proposal is for the Shareholders to ratify and approve the settlement with and the issuance of shares to the shareholders of VisionComm, Inc., a closely-held Delaware corporation.

For the reasons detailed below, the directors of the Company strongly recommend that you approve the Proposals by returning the attached proxy card ("Proxy Card") indicating your approval. The directors of the Company have unanimously voted in favor of the Proposals. This Proxy Statement will be mailed to the Company's shareholders on or about May 15, 2001. Each of the Proposals requires the approval of a majority of the votes cast by proxy or in person at the Meeting. Please complete, date, sign and return the enclosed proxy card to the Company by June 6, 2001, 5:00 p.m. EST ("Return Deadline" or "Effective Date"). A return envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage.

The cost of this Proxy Statement will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. The directors, officers and employees of the Company may solicit consents personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. The Company has engaged Atlas Stock Transfer company of Salt Lake City, Utah to compile the shareholder list and oversee the distribution of the Proxy Statements.

WHO MAY VOTE
Only holders of the Common Stock of the Company as recorded in our stock register at the close of business on May 10, 2001 may vote in person at the Meeting or by proxy ("Proxy"). Each Share of Common Stock has one vote per Share.

REQUIRED VOTE
A Proposal is approved when a majority of the votes cast are in favor of a Proposal. Votes may be cast in person at the Meeting or by Proxy. Proxy cards returned to the Company and received on or prior to June 6, 2001 will be counted. Any proxy cards executed and delivered by a Shareholder may be revoked by that Shareholder. In order to revoke a Proxy, a Shareholder must notify the Company in writing. The Company must receive written notification on or before June 6, 2001 at 5pm. A Shareholder may also revoke a Proxy in person at the Meeting. Proxy Cards should be mailed to the Company at the following address:
Chequemate International Inc., 124 Point West Blvd., St. Charles, MO 63301,
Attn: Secretary. For your information, we will hold an annual shareholder meeting as soon as our auditors complete the audited financial statements of the Company for the 4th quarter of the fiscal year ended March 31, 2001.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS
The Company's authorized capital consists of 500,000,000 shares of Common Stock, par value $0.001 per share. The Board of Directors has not designated the rights, preferences, entitlements or restrictions of any series. As of April 30, 2001, 20,755,633 shares of Common Stock are outstanding. The holders of Common Stock are entitled to receive dividends pro rata based on share ownership. The Board may issue dividends only out of funds legally available, as provided for in the Company's Amended and Restated By-Laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
OWNERSHIP OF COMMON STOCK
The following table sets forth as of April 30, 2001 certain information regarding the beneficial ownership of the Common Stock of the Company by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company and the executive officers of the Company and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed in this table.

---------------------------------------------------------------------------
Name                                Amount and Nature of    Percentage of
                                    Beneficial Ownership        Class
---------------------------------------------------------------------------
Michael J. Heil(1)                        1,105,000             5.32%
---------------------------------------------------------------------------
William J. Brinkmeier II(2)               1,086,481             5.23%
---------------------------------------------------------------------------
Chandos Mahon(3)                            660,857             3.18%
---------------------------------------------------------------------------
Thomas A. Nix(4)                            366,330             1.76%
---------------------------------------------------------------------------
Lawrence J. Wilk(5)                         336,330             1.62%
---------------------------------------------------------------------------
Robert E. Warfield(6)                       250,000             1.20%
---------------------------------------------------------------------------
Frank Friedlein, Jr(7)                      191,038              .92%
---------------------------------------------------------------------------
Daniel Thompson(8)                          125,000              .60%
---------------------------------------------------------------------------
Alan Hunter(9)                               25,300              .12%
---------------------------------------------------------------------------
John V. Bartholomew(10)                      14,500              .07%
---------------------------------------------------------------------------
Andre H. Peterson(11)                         6,325              .03%
---------------------------------------------------------------------------
Total                                     4,167,161            20.08%
---------------------------------------------------------------------------

(1) Mr. Heil is a director of the Company. His address is 124 Ferry Street SW, Albany, OR 97321.
(2) Mr. Brinkmeier is a director of the Company. His beneficial ownership interest includes 25,000 shares underlying options. His address is 124 Point West Blvd., St. Charles, MO 63301.
(3) Mr. Mahon is CEO and President of the Company. His beneficial ownership interest includes 100,000 shares underlying options. His address is: 10336 Variel Ave., Chatsworth, CA 91311.
(4) Mr. Nix, is a director of the Company and is Chairman of the Board of Directors. His beneficial ownership interest includes 25,000 shares underlying options. His address is 36380 Garfield Rd So. 7, Clinton Twp, MI, 48035
(5) Mr. Wilk is an officer of the Company. His beneficial ownership interest includes 25,000 shares underlying options. His address is 36380 Garfield Rd So. 7, Clinton Twp, MI, 48035.
(6) Mr. Warfield is a director of the Company. His address is 5700 Costal Highway, Ocean City, MD 21842.
(7) Mr. Friedlein is the Controller of the Company. His beneficial ownership interest includes 25,000 shares underlying options. His address is 124 Point West Blvd., St. Charles, MO 63301.

(8) Mr. Thompson is a director of the Company. His beneficial ownership interest includes 125,000 shares underlying options. His address is 31636 Blue Medow Lane, Westlake Village, CA 91361
(9) Mr. Hunter was Secretary of the Company from February 3, 2000 to October 6, 2000. His address is 17221 Palisades Circle, pacific Palisades, CA 90272.
(10) Mr. Bartholomew is a director of the Company. His beneficial ownership interest includes 10,000 shares underlying options. His address is 291 E. 950 South, Orem Utah, 84058.
(11) Mr. Peterson is a director of the Company. His beneficial ownership interest includes 6250 shares underlying options. His address is 2091 East 950 South, Orem, Utah, 84058.


                                 FIRST PROPOSAL:
     THAT THE SHAREHOLDERS APPROVE THE ISSUANCE OF A 51% EQUITY INTEREST IN THE COMPANY TO UP TO APPROXIMATELY 100 NEW, NON-US INVESTORS IN RETURN
                                FOR $3.5 MILLION.

The Board strongly recommends that you approve the First Proposal. The Company proposes to issue ("Issuance") a 51% percent equity interest in the Common Stock of the Company to up to approximately one hundred New Investors in return for $3.5 million. The Board believes the Issuance is in the best interests of the Company and that the Issuance will benefit Shareholder value. The New Investors are not U.S. persons. The Issuance will be conducted by a private placement under Regulation S of the Securities Act of 1993, as amended. The Issuance will result in a change of ownership and a change of control of the Company. The Company needs the $3.5 million cash injection in order to maintain our listing on the American Stock Exchange. We also need the cash injection to carry on our normal business operations and to implement our expansion strategy. The
Issuance will be made according to a subscription agreement ("Subscription Agreement") attached here as a component of Exhibit A. (Exhibit A is a Master Agreement. The Subscription Agreement is Exhibit A to the Master Agreement.)

Some of the New Investors may be shareholders of Another World Inc., a company established under the laws of the Republic of Korea ("Another World"). The Company at present is considering whether to acquire Another World and its assets (the "Acquisition"). We believe Another World's cutting-edge technologies in stereoscopic 3D image creation and conversion may significantly add to the Company's existing 3D content and established network distribution base. In particular, Another World's stereoscopic conversion tools (software and hardware) to convert any 2D media to 3D substantially may add to the overall value for the Shareholders. The Acquisition is contemplated by a Master Agreement between the Company and Another World ("Master Agreement") dated
March 15, 2001. The Master Agreement is included in this Proxy Statement as Exhibit A. The Company is at present in the process of a mending the Master Agreement so that the Issuance and the Acquisition are two independent transactions.

      At the present time, we are only requesting your approval for the issuance of a 51% percent equity interest in the Common Stock of the Company to up to approximately one hundred New Investors in return for $3.5 million. The
Issuance will result in a change of ownership and a change of control in the Company. At a later time, we will solicit your approval for prior to undertaking the Acquisition of Another World.

THE DIRECTORS OF THE COMPANY STRONGLY RECOMMEND THAT YOU APPROVE THE ISSUANCE OF A 51% EQUITY INTEREST IN THE COMPANY TO APPROXIMATELY 100 NEW, NON-US INVESTORS IN RETURN FOR $3.5 MILLION.


                                SECOND PROPOSAL:
                  THAT THE SHAREHOLDERS RATIFY AND APPROVE THE
                         SETTLEMENT WITH AND ISSUANCE OF
                        SHARES TO VISIONCOMM SHAREHOLDERS

The Second Proposal is for the Shareholders to ratify and approve the settlement with and the issuance of shares to the shareholders of VisionComm, Inc., a closely-held Delaware corporation ("VisionComm" or "VCI"). The Board of Directors strongly recommends that the Shareholders approve the Second Proposal (the "Settlement and Issuance of Shares to VisionComm"). First, the Settlement and Issuance of Shares to VisionComm Shareholders has brought the Company valuable assets which is necessary for the Company to maintain its listing on the American Stock Exchange. VisionComm also brings thirty years of experience in the cable industry and a cable network that could be used for the distribution of 3D content. The Board of Directors also strongly recommends that the VisionComm Transaction be ratified and approved so that the Company may reduce its debt burden and reduce its number of outstanding warrants.

VISIONCOMM
VCI operates through two divisions--the cable division and the payphone division. The Cable Division manages a nationwide network of contractors, provides engineering and planning for new installations and customer service for VCI's cable subscribers and oversees all other aspects of the Company`s cable business. VisionComm's initial cable systems were acquired from United Satellite/USA, Inc., in June of 1996. Today, VisionComm operates private cable systems in three states (Texas, California and Michigan) and manages two franchise cable systems in

Missouri, in total covering 6,000 passings. As of August 2000, VisionComm also had installed 1,000 phones in 18 states.


THE SETTLEMENT AND ISSUANCE OF SHARES TO VISIONCOMM SHAREHOLDERS

On December 30, 2000, the Company substantially completed the terms of a Plan of Exchange (the "Plan of Exchange"), and an Amended Stock Purchase and Sales Agreement (the "Stock Purchase Agreement") with VisionComm, VisionComm and the shareholders of VisionComm (the "VisionComm Shareholders"), dated December 19, 2000, under the terms of which the Company acquired all of the issued and outstanding shares of common stock of VisionComm, in exchange for the initial issuance of 2,500,000 shares of the restricted common stock of the Company to the VisionComm Shareholders, subject to a repricing adjustment, and the issuance to the VisionComm Shareholders, of promissory notes in the aggregate principal amount of $2,800,000 (the "Notes"). As a result of this transaction, VisionComm is now a wholly-owned subsidiary of the Company. Each VisionComm Shareholder, pursuant to a Waiver and Release (attached hereto as Exhibit B1 and Exhibit B2) has agreed to waive all of his or her rights under the Stock Purchase Agreement and to cancel the Notes in return for receiving in the aggregate, 12,800,000 shares of the Company's Common Stock. In the VisionComm Transaction, certain directors of the Company will be receiving shares of the Common Stock of the
Company: Mr. Brinkmeier will be issued 3,581,952 shares; Mr. Wilk, 614,931 shares, Mr. Nix, 172,958 shares, and Mr. Friedlein, 614,931 shares.


THE DIRECTORS OF THE COMPANY STRONGLY RECOMMEND THAT THE VISIONCOM TRANSACTION AND ISSUANCE OF SHARES BE APPROVED.




By Order of the Board of Directors


/S/  CHANDOS MAHON
-----------------------
President

May 15, 2001

                STATEMENT OF DOCUMENTS INCORPORATED BY REFERENCE

1. The Company hereby incorporates by reference "Part I - Financial Information" of the Company's 10-QSB/A, Amendment No. 1 for the quarter ended December 31, 2001 (filed with the Securities Exchange Commission on March 12, 2001, SEC File Number 01-15043).

     The Company will provide, without charge, to each person to whom a proxy statement is rightfully delivered, upon written or oral request, a copy of any document incorporated by reference. Please forward such requests to the address of the Company first listed above.

                                   PROXY CARD


Unless otherwise indicated, the undersigned, being a stockholder of record of shares of common stock of Chequemate Interational Inc. (the "Company"), does hereby vote in favor of the Proposals: (1) that the Company issue a 51% equity interest in the Company to up to approximately 100 new, Non-U.S. investors in return for $3.5 million resulting in a change of ownership and change of control of the Company; and (2) to ratify and approve the settlement with the issuance of Shares to the shareholders of VisionComm, Inc. If you return your proxy signed, but do not mark one of the boxes below, you will be deemed to have voted in favor to approve the proposals.

        THE DIRECTORS OF THE COMPANY STRONGLY RECOMMEND THAT YOU VOTE FOR THE TWO PROPOSALS INCLUDED BELOW.

--------------------------------------------------------------------------------
Proposal 1:
That the Company issue a 51% equity interest in the Company to up to approximately 100 new, non-U.S. investors in return for $3.5 million, resulting in a change of ownership and a change of control in the Company
--------------------------------------------------------------------------------
VOTES            VOTES

FOR            AGAINST              ABSTAINS



Proposal 2:
To ratify and approve the settlement with and the issuance of shares to the shareholders of VisionComm, Inc.
--------------------------------------------------------------------------------

VOTES            VOTES

FOR            AGAINST              ABSTAINS


Please sign your name exactly as it appears on your stock certificates, in the case of joint ownership, both owners must sign. If no indication is made, the consent will be counted as being in favor of the proposal.


Signature:


---------------------------------


Date:


---------------------------------



NOTE: This proxy, properly completed, dated and signed, should be returned immediately in the enclosed, postage-paid envelope to Chequemate International Inc.